UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2012

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120, Salt Lake City, Utah		84116
(Address of principal executive offices)		(Zip Code)

(801) 355-6255

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced merger transaction with Heartware International, Inc. (“HeartWare”) and the contemplated termination of our executive officers as part of the transaction, all pursuant to the Agreement and Plan of Merger and Reorganization, dated as of March 29, 2012, among World Heart Corporation (the “Company”), HeartWare, Ocean Acquisition Holding Inc. (the “Merger”) , the employment of Mr. J. Alex Martin, the Company’s President and Chief Executive Officer, will be terminated effective April 20, 2012. Effective April 21, 2012, Morgan R. Brown, the Company’s Executive Vice President and Chief Financial Officer, is going to act as an interim principal executive officer of the Company.

In accordance with Mr. Martin’s Change of Control and Severance Agreement dated as of September 8, 2009, subject to executing a waiver and release of claims by Mr. Martin, he will receive severance benefits, including: (i) a cash payment equal to twelve months of his current base salary plus 100% of his target annual bonus, (ii) 100% vesting acceleration of each of his unvested options, (iii) payments of his health insurance premiums under COBRA for a period of up to twelve months, and (iv) the bonus payment described below.

On April 18, 2012, the Board of Directors of the Company approved that, contingent upon completion of the Merger, each of J. Alex Martin, Morgan R. Brown, the Company’s Executive Vice President and Chief Financial Officer, and John C. Woodard, the Company’s former Chief Technology Officer, will be entitled to a bonus payment in the amount set forth in the table below:

Executive Officer	Bonus
J. Alex Martin, President and Chief Executive Officer	$33,293.00
Morgan R. Brown, Executive Vice President and Chief Financial Officer	$26,010.00	*
John C. Woodard, Former Chief Technology Officer	$7,310.00

*	Estimated through June 30, 2012

Important Additional Information

HeartWare will file a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed Merger and World Heart will file a proxy statement and other documents concerning the Merger, in each case with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by HeartWare and World Heart with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents may also be obtained for free by contacting HeartWare Investor Relations by e-mail at enquiries@heartware.com.au or by telephone at 781.739.0864 or by contacting World Heart Investor Relations by e-mail at investors@worldheart.com or by telephone at 801.355.6255.

HeartWare, World Heart and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in HeartWare of its directors and executive officers is set forth in HeartWare’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to HeartWare’s Investors page on its corporate web site at www.heartware.com. Information concerning World Heart’s directors and executive officers is set forth in World Heart’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to World Heart’s Investors page on its corporate web site at www.worldheart.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed Merger, and a description of their direct and indirect interests in the proposed Merger, which may differ from the interests of HeartWare stockholders or World Heart stockholders, generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 24, 2012

WORLD HEART CORPORATION

By:	/s/ Morgan R. Brown
Name:	Morgan R. Brown
Title:	Executive Vice President and Chief Financial Officer